Exhibit 99.4

Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under U.S. GAAP and gives effect to the merger transaction between Alliqua BioMedical, Inc. and Private Adynxx. The merger will be treated by Alliqua as a reverse merger and recapitalization effected by a share exchange for financial accounting and reporting purposes. The notes below titled “Adynxx Transactions” and “Distribution of Cash” provide additional information regarding this transaction. The pro forma condensed combined financial statements give effect to the spin-off of Alliqua’s wholly owned subsidiary, AquaMed Technologies, Inc. (“AquaMed”), engaged in the custom hydrogel manufacturing business, in the form of a pro rata distribution of the common equity of the subsidiary to Alliqua’s stockholders, or the Spin-off Transaction, see note below titled “Planned Spin-Off.” Since Alliqua will be deemed to have no operations upon consummation of the Spin-off, Alliqua is not considered to be a business for accounting purposes. Accordingly, no goodwill or intangible assets will be recorded as a result of the merger. Because Private Adynxx will be treated as the acquiring company, Private Adynxx’s assets and liabilities will be recorded at their pre-combination carrying amounts and the historical operations that are reflected in the unaudited pro forma condensed combined financial information will be those of Private Adynxx.

Private Adynxx was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) Private Adynxx equity holders owned approximately 86% of the voting interests of the combined company immediately following the closing of the transaction and Alliqua equity holders owned approximately 14%; (ii) directors appointed by Private Adynxx hold a majority of board seats in the combined company; and (iii) Private Adynxx management held all key positions in the management of the combined company.

While Private Adynxx and Alliqua expect the Spin-off to occur, it is not certain the transaction will be consummated. In the event Alliqua cannot spin-off the AquaMed subsidiary, the accounting treatment of the transaction between Alliqua and Private Adynxx could change. In this event, the transaction would most likely be considered an acquisition of Alliqua by Private Adynxx and purchase accounting would be applied. The purchase consideration would be equal to the fair value of the post-merger shares retained by Alliqua shareholders and Alliqua’s opening balance sheet would be recorded at fair value with the excess of the purchase price over the net assets recognized as goodwill.

Adynxx Transactions

On May 3, 2019, Adynxx, Inc., formerly known as “Alliqua Biomedical, Inc.,” completed a business combination with privately-held “Adynxx, Inc.,” or Private Adynxx, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of October 11, 2018, as amended and supplemented from time to time, or the Merger Agreement, by and among us, Embark Merger Sub, Inc., or the Merger Sub, and Private Adynxx, pursuant to which Merger Sub merged with and into Private Adynxx, with Private Adynxx surviving as a wholly-owned subsidiary of the re-named Adynxx, Inc. which is referred to herein as the Merger. Also, on May 3, 2019, in connection with, and immediately prior to the completion of the Merger, we effected a reverse stock split at a ratio of one new share for every six shares of our common stock outstanding, or the Reverse Stock Split, and immediately following the Merger, we changed our name to “Adynxx, Inc.” Following the completion of the Merger, the business conducted by Private Adynxx became primarily the business conducted by us, which is the development of novel, disease-modifying pharmaceutical product candidates for the treatment of pain and inflammation.

Under the terms of the Merger Agreement, we issued shares of our common stock to Private Adynxx’s stockholders at an exchange rate of 0.0359 shares of common stock in exchange for each share of Private Adynxx common stock outstanding immediately prior to the Merger (which exchange rate reflects the Reverse Stock Split). The exchange rate was determined pursuant to the terms of the Merger Agreement. We also assumed all of the stock options outstanding under Private Adynxx’s 2010 Equity Incentive Plan, or the Private Adynxx Plan, with such stock options representing the right to purchase a number of shares of our common stock equal to 0.0359 multiplied by the number of shares of Private Adynxx common stock previously represented by such options under the Private Adynxx Plan.

Immediately after the Merger, the former Private Adynxx stockholders, warrant holders and option holders owned approximately 86% of the fully-diluted common stock of the combined company, with our stockholders and option holders immediately prior to the Merger, whose shares of our common stock remain outstanding after the Merger, owning approximately 14% of the fully-diluted common stock of the combined company.

Distribution of Cash

On April 11, 2019, Alliqua announced that its board of directors has (i) declared a conditional special cash dividend (the “Special Dividend”) of $1.05 for each share of common stock outstanding as of the close of business on April 22, 2019 (the “Record Date”) and (ii) set the Record Date as the record date for determining stockholders entitled to receive shares of AquaMed in connection with Alliqua’s spin-off of AquaMed (the “Distribution”).

The payment of the Special Dividend is subject to the consummation of the Merger. In May 2019, we made a one-time special cash distribution to the pre-Merger holders of shares of Alliqua BioMedical, Inc. in the amount of $6.30 per share, post-split.

Spin-Off

On November 27, 2018, AquaMed, AQ TOP, LLC, a Delaware limited liability company and a wholly-owned subsidiary of AquaMed, or TOP Merger Sub, and TO Pharmaceuticals, LLC, a Delaware limited liability company, or TOP, entered into an Agreement and Plan of Merger, the TOP Merger Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the TOP Merger Agreement, TOP Merger Sub will merge with and into TOP, with TOP becoming a wholly-owned subsidiary of AquaMed and the surviving company of the merger, or the TOP Merger.

The TOP Merger is expected to occur after our consummation of the following steps:

(1)

Pursuant to an Asset Contribution and Separation Agreement to be entered into by and between us and AquaMed, or the Separation Agreement, prior to consummation of the TOP Merger, we will transfer certain assets and liabilities utilized primarily in connection with our custom hydrogels contract manufacturing business to AquaMed;

(2)

AquaMed will issue a to be determined number of shares of its common stock to us in consideration of the contribution of assets pursuant to the Separation Agreement, or the Distribution Consideration; and

(3)

We will distribute to the pre-Merger holders of shares of Alliqua as of April 22, 2019 all of the issued and outstanding shares of common stock, par value $0.001 per share, of AquaMed by way of a pro rata dividend.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 assumes that the transactions took place on March 31, 2019 and applies the impacts of “Adynxx Transactions”, “Distribution of Cash” and “Planned Spin-off” to the historical balance sheets of Alliqua and Private Adynxx as of such date. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018, assumes that the transactions took place as of January 1, 2018, and combines the historical results of Alliqua and Private Adynxx for each period. The historical financial statements of Alliqua and Private Adynxx have been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company’s results.

The following information also gives effect to the Reverse Stock Split as if such split occurred on the same date as the transactions.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final amounts, expected to be completed after the closing of the transaction, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial statements are preliminary and have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Alliqua and Private Adynxx been a combined company during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in the unaudited pro forma condensed combined financial statements presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this pro forma financial statement.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Private Adynxx historical financial statements. Private Adynxx’s historical unaudited financial statements for the three months ended March 31, 2019, and audited financial statements for the year ended December 31, 2018 December 31, 2017, are included elsewhere in this Current report on Form 8K/A (Amendment No.1).

.

.

Adynxx, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets
As of March 31, 2019

(In thousands)

	Adynxx, Inc. (Accounting Acquirer) Historical	Alliqua BioMedical, Inc. (Accounting Acquiree) Historical	Distribution of Cash	Planned Spin-Off	Adynxx Transactions	Total Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,581	$7,731		$—	$—	$—	(a)
			(5,255)	—	—	(5,255)	(b)
			(2,151)	—	—	(2,151)	(c)
					(500)	(500)	(d)
				(325)	—	(325)	(c)	$1,081
Accounts receivable, net	—	50	—	(50)	—	(50)	(e)	—
Inventory, net	—	110	—	(110)	—	(110)	(e)	—
Prepaid expenses and other current assets	669	183	—	(183)	—	(183)	(e)	669
Total current assets	2,250	8,074	(7,406)	(668)	(500)	(8,574)		1,750
Property and equipment, net	8	166	—	(166)	—	(166)	(e)	8
Operating lease - right of use asset, net	165	1,001	—	(1,001)	—	(1,001)	(e)	165
Other assets	—	178	—	(178)	—	(178)	(e)	—
Asset of discontinued operations - noncurrent	—	703		—	—	—	(f)	703
Total assets	$2,423	$10,122	$(7,406)	$(2,013)	$(500)	$(9,919)		$2,626

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$1,201	395		(287)	—	(287)	(e)
			(108)			(108)	(c)	$1,201
Accrued expenses and other current liabilities	1,193	265		(175)	—	(175)	(e)
			(90)			(90)	(c)
	—	—	—	—	(181)	(181)	(g)	1,012
Convertible promissory notes, related party	6,000	—	—	—	(3,000)	(3,000)	(g)	3,000
Term loan, net of discount	3,820	—	—	—	—	—		3,820
Operating lease liability	173							173
Current liabilities of discontinued operations	—	24	(24)	—	—	(24)	(c)	—
Warrant liability	234	291	—	—	(234)	(234)	(h)	291
Total current liabilities	12,621	975	(222)	(462)	(3,415)	(4,099)		9,497
Operating lease liability - right of use		1,001	—	(1,001)	—	(1,001)	(e)	—
Long term liabilities of discontinued operations	—	760			—	—	(f)	760
Total liabilities	12,621	2,736	(222)	(1,463)	(3,415)	(5,100)		10,257

Commitments and contingencies

Redeemable convertible preferred stock	28,711	—	—	—	(28,711)	(28,711)	(j)
					3,000	3,000	(g)
					181	181	(g)
					(3,000)	(3,000)	(j)
					(181)	(181)	(j)	—
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	20	5	—	—	(19)	(19)	(m)	6
Additional paid-in capital	812	166,674	—	—	(160,869)	(160,869)	(k)	—
	—	—	(5,255)		—	(5,255)	(b)	—
	—	—		(550)	—	(550)	(l)	—
					(334)	(334)	(m)	—
	—	—	—	—	234	234	(h)	—
	—	—	—	—	3,000	3,000	(j)	—
	—	—	—	—	181	181	(j)	—
	—	—	—	—	2,101	2,101	(i)
	—	—	—	—	(1,100)	(1,100)	(d)	—
	—	—	—	—	600	600	(d)	—
	—	—	—	—	28,711	28,711	(j)	34,205
Accumulated deficit	(39,741)	(159,293)	—	—	159,293	159,293	(k)
	—	—	—	—	(2,101)	(2,101)	(i)
	—	—	(1,929)	—	1,929	—	(c)	(41,842)
Total stockholders' equity (deficit)	(38,909)	7,386	(7,184)	(550)	31,626	23,892		(7,631)
Total liabilities and stockholders' equity (deficit)	$2,423	$10,122	$(7,406)	$(2,013)	$(500)	$(9,919)		$2,626

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Adynxx, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2019
(In thousands, except per share data)

	Adynxx, Inc. (Accounting Acquirer) Historical	Alliqua BioMedical, Inc. (Accounting Acquiree)	Planned Spin-off	Adynxx Transactions	Total Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue, net	$—	$129	$(129)	—	$(129)	(n)	$—
Cost of revenues	—	237	(237)	—	(237)	(n)	—
Gross loss	—	(108)	108	—	108		—

Operating expenses:
Selling, general and administrative	863	605	(504)		(504)	(n)	964
Research and product development	1,331	—	—	—	—		1,331
Grant reimbursement	(94)						(94)
Acquisition related expenses	—	270		(270)	(270)	(p)	—
Total operating expenses	2,100	875	(504)	(270)	(774)		2,201
Loss from operations	(2,100)	(983)	612	270	882		(2,201)

Interest and other income (expense):
Interest income (expense)	(268)	12	—	59	59	(q)	(197)
Change in fair value of warrant liability	(94)	(135)	—	—	—
	—	—	—	94	94	(o)	(135)
Loss from continuing operations	$(2,462)	$(1,106)	$612	$423	$1,035		$(2,533)

Net loss per share basic and diluted common share
Loss from continuing operations		$(1.33)					$(0.44)

Pro forma weighted average shares outstanding used in computing basic and diluted net loss per common share		830,820			4,987,870		5,818,690 (s)

Reconciliation of pro forma weighted average shares outstanding:
Weighted average number of shares held by Adynxx shareholders pre-merger							136,866,375 (r)
Conversion ratio							0.0364 (r)
Weighted average number of shares held by Adynxx shareholders post-merger							4,987,870
Weighted average number of shares held by Alliqua shareholders							830,820 (r)
Total pro forma weighted average shares outstanding							5,818,690

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Adynxx, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2018
(In Thousands, Except Per Share Data)

	Adynxx, Inc. (Accounting Acquirer) Historical	Alliqua BioMedical, Inc. (Accounting Acquiree)	Planned Spin-Off	Adynxx Transactions	Total Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue, net	$—	$2,216	$—	$—	$—		$—
	—	—	(2,216)	—	(2,216)	(n)	—
Cost of revenues	—	1,720	—	—	—		—
	—	—	(1,720)	—	(1,720)	(n)	—
Gross profit	—	496	(496)	—	(496)		—

Operating expenses:
Selling, general and administrative	2,982	4,778	—		—		—
	—	—	(2,502)	—	(2,502)	(n)	5,258
Acquisition related expenses	—	1,014	—	(1,014)	(1,014)	(p)	—
Research and development	2,137	—		—	—		2,137
Total operating expenses	5,119	5,792	(2,502)	(1,014)	(3,516)		7,395
Loss from operations	(5,119)	(5,296)	2,006	1,014	3,020		(7,395)
Interest and other income (expenses):
Interest income (expense)	(980)	24	—	334	334	(q)	(622)
Change in fair value of warrant liability	(97)	(26)	—	—	—
	—	—	—	97	97	(o)	(26)
Change in fair value of derivative liability	211	—	—	(211)	(211)	(q)	—
Loss on early extinguishment of debt, net	—	(1,706)	—	—	—		(1,706)
Net loss from continuing operations	$(5,985)	$(7,004)	$2,006	$1,234	$3,240		$(9,749)

Net loss per share basic and diluted common share
Loss from continuing operations		$(8.54)					$(1.68)

Pro forma weighted average shares outstanding used in computing basic and diluted net loss per common share		820,565			4,987,870		5,808,435 (s)

Reconciliation of pro forma weighted average shares outstanding:
Weighted average number of shares held by Adynxx shareholders pre-merger							136,866,375
Conversion ratio							0.0364 (r)
Weighted average number of shares held by Adynxx shareholders post-merger							4,987,870
Weighted average number of shares held by Alliqua shareholders							820,565 (r)
Total pro forma weighted average shares outstanding							5,808,435

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Adynxx, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of Alliqua BioMedical, Inc. and Private Adynxx. The merger will be treated by Alliqua as a reverse merger and recapitalization effected by a share exchange for financial accounting and reporting purposes. The pro forma condensed combined financial information also gives effect to the spin-off of Alliqua’s wholly owned subsidiary, AquaMed Technologies, Inc. (“AquaMed”), engaged in the custom hydrogel manufacturing business, in the form of a pro rata distribution of the common equity of the subsidiary to Alliqua’s stockholders, or the Spin-off Transaction, see note below titled “Planned Spin-Off.” Since Alliqua will be deemed to have no operations upon consummation of the Spin-off, Alliqua is not considered to be a business for accounting purposes. Accordingly, no goodwill or intangible assets will be recorded as a result of the merger. Because Private Adynxx will be treated as the acquiring company, Private Adynxx’s assets and liabilities will be recorded at their pre-combination carrying amounts and the historical operations that are reflected in the unaudited pro forma condensed combined financial information will be those of Private Adynxx.

Description of Transaction

On May 3, 2019, Adynxx, Inc., formerly known as “Alliqua Biomedical, Inc.,” completed a business combination with privately-held “Adynxx, Inc.,” or Private Adynxx, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of October 11, 2018, as amended and supplemented from time to time, or the Merger Agreement, by and among us, Embark Merger Sub, Inc., or the Merger Sub, and Private Adynxx, pursuant to which Merger Sub merged with and into Private Adynxx, with Private Adynxx surviving as a wholly-owned subsidiary of the re-named Adynxx, Inc. which is referred to herein as the Merger. Also, on May 3, 2019, in connection with, and immediately prior to the completion of the Merger, we effected a reverse stock split at a ratio of one new share for every six shares of our common stock outstanding, or the Reverse Stock Split, and immediately following the Merger, we changed our name to “Adynxx, Inc.” Following the completion of the Merger, the business conducted by Private Adynxx became primarily the business conducted by us, which is the development of novel, disease-modifying pharmaceutical product candidates for the treatment of pain and inflammation.

Under the terms of the Merger Agreement, we issued shares of our common stock to Private Adynxx’s stockholders at an exchange rate of 0.0359 shares of common stock in exchange for each share of Private Adynxx common stock outstanding immediately prior to the Merger (which exchange rate reflects the Reverse Stock Split). The exchange rate was determined pursuant to the terms of the Merger Agreement. We also assumed all of the stock options outstanding under Private Adynxx’s 2010 Equity Incentive Plan, or the Private Adynxx Plan, with such stock options representing the right to purchase a number of shares of our common stock equal to 0.0359 multiplied by the number of shares of Private Adynxx common stock previously represented by such options under the Private Adynxx Plan.

Immediately after the Merger, the former Private Adynxx stockholders, warrant holders and option holders owned approximately 86% of the fully-diluted common stock of the combined company, with our stockholders and option holders immediately prior to the Merger, whose shares of our common stock remain outstanding after the Merger, owning approximately 14% of the fully-diluted common stock of the combined company.

Distribution of Cash

On April 11, 2019, Alliqua announced that its board of directors has (i) declared a conditional special cash dividend (the “Special Dividend”) of $1.05 for each share of common stock outstanding as of the close of business on April 22, 2019 (the “Record Date”) and (ii) set the Record Date as the record date for determining stockholders entitled to receive shares of AquaMed in connection with Alliqua’s spin-off of AquaMed (the “Distribution”).

The payment of the Special Dividend is subject to the consummation of the Merger. In May 2019, we made a one-time special cash distribution to the pre-Merger holders of shares of Alliqua BioMedical, Inc. in the amount of $6.30 per share, post-split.

Planned Spin-Off

On November 27, 2018, AquaMed, AQ TOP, LLC, a Delaware limited liability company and a wholly-owned subsidiary of AquaMed, or TOP Merger Sub, and TO Pharmaceuticals, LLC, a Delaware limited liability company, or TOP, entered into an Agreement and Plan of Merger, the TOP Merger Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the TOP Merger Agreement, TOP Merger Sub will merge with and into TOP, with TOP becoming a wholly-owned subsidiary of the AquaMed and the surviving company of the merger, or the TOP Merger.

The TOP Merger is expected to occur after the consummation of the following steps:

(1) Pursuant to an Asset Contribution and Separation Agreement to be entered into by and between us and AquaMed, or the Separation Agreement, prior to consummation of the TOP Merger, we will transfer certain assets and liabilities utilized primarily in connection with our custom hydrogels contract manufacturing business to AquaMed;

(2) AquaMed will issue a to be determined number of shares of its common stock to us in consideration of the contribution of assets pursuant to the Separation Agreement, or the Distribution Consideration; and

(3) We will distribute to the pre-Merger holders of shares of Alliqua as of April 22, 2019 all of the issued and outstanding shares of common stock, par value $0.001 per share, of AquaMed by way of a pro rata dividend.

While Adynxx and Alliqua expect the Spin-off to occur, it is not certain the transaction will be consummated. In the event Alliqua cannot spin-off the AquaMed subsidiary, the accounting treatment of the transaction between Alliqua and Adynxx could change. In this event, the transaction would most likely be considered an acquisition of Alliqua by Adynxx and purchase accounting would be applied. The purchase consideration would equal to the fair value of the post-merger shares retained by Alliqua shareholders and Alliqua’s opening balance sheet would be recorded at fair value with the excess of the purchase price over the net assets recognized as goodwill.

The pro forma adjustments described in Note 2 were based on available information and certain assumptions made by management and may be revised as additional information becomes available. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

2.	Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet has been prepared as if the acquisition was completed on March 31, 2019 and reflects the following pro forma adjustments:

(a)	To reflect the distribution of 1) existing cash on hand and 2) certain assets and liabilities relating to discontinued operations that were held by Alliqua prior to the time of the Merger.

(b)

Approximately $5,255,000 will be distributed to existing Alliqua shareholders shortly after the consummation of the Merger as a result of a cash dividend declared by Alliqua on April 22, 2019. The dividend is expected to be paid by May 31, 2019.

(c)

The balance of existing cash on hand of approximately $2,151,000 will be used to settle all remaining current liabilities associated with the discontinued operations and all estimated Merger related costs. The spin off entity will also receive cash of $325,000 as part of this distribution.

(d)

To reflect $1,100,000 of investment banking fees, an aggregate of $750,000 was incurred by Adynxx, of which $250,000 is payable in stock upon consummation of the Merger and $500,000 is payable in cash at a specified period after consummation of the Merger, but no later than July 31, 2019, and $350,000 was incurred by Alliqua, all of which is payable in stock upon consummation of the merger.

(e)

To reflect the impacts of the Spin-off transaction, whereby Alliqua is expected to complete the Spin-off of its existing contract manufacturing operations by June 21, 2019. After this Spin-off transaction, Alliqua will no longer have any operating assets and liabilities and no operating activities. For the preparation of the pro forma balance sheet, Adynxx has assumed the Spin-off transaction will occur at March 31, 2019.

(f)

The right of use asset and long-term liability related to discontinued operations consists of an operating lease that will be assumed by Adynxx upon consummation of the Merger. This right of use asset represents a lease that is not being consumed by Adynxx. The space was subleased in October 2018 and is fully guaranteed by Cellularity. Adynxx will receive sublease income as a result of this transaction which will be netted against the lease liability.

(g)

To reflect the conversion of the Notes outstanding principal balance of $3,000,000 and unpaid accrued interest of $181,479 into shares of Adynxx Series B Preferred Stock and then exchanged for shares of common stock in Alliqua. In accordance with an amendment to the March 2018 and September 2018 Notes signed in October 2018, in the event Adynxx consummates a merger on or before the maturity date, the convertible notes will automatically convert into shares of Series B Preferred Stock at a conversion price of $0.3133 per share. The principal and unpaid accrued interest of the remaining Notes outstanding will convert to equity upon the consummation of a financing post-merger.

(h)

To reflect the reclassification of the Adynxx warrant liability to additional paid in capital. This liability was historically recognized as the warrants held by Adynxx shareholders were exercisable into shares of stock that were potentially redeemable. In connection with the Merger, the outstanding warrants held by Adynxx shareholders were exchanged for warrants that are exercisable into shares of common stock and qualify for equity classification.

(i)

The March 2018 and September 2018 notes were substantially modified, resulting in the extinguishment of the original notes and termination of the related derivative liabilities. As a result, the beneficial conversion features embedded within these notes were recognized at their intrinsic value on the modification date. The intrinsic value was calculated as the difference between the effective conversion price of $0.3133 per share and the fair value of the preferred stock into which the debt is convertible, multiplied by the number of shares of preferred stock into which the debt is convertible. The fair value was assumed to be $0.5278 per share.

(j)

Upon consummation of the Merger, each share of Adynxx preferred stock outstanding is converted to Adynxx common stock, which shall have the right to receive a number of Alliqua common stock equal to the Exchange Ratio, and each share of Adynxx common stock outstanding shall be converted solely into the right to receive a number of shares of Alliqua common stock equal to such Exchange Ratio.

(k)

The terms and conditions of the Merger gave rise to reverse merger accounting whereby Adynxx was deemed the accounting acquirer for accounting purposes. Under reverse merger accounting the assets and liabilities must reflect the historical cost basis of Adynxx (prior to consideration of the reverse stock split discussed in item (j) above). Consequently, this adjustment is to remove Alliqua’s historical equity balances and retained earnings.

(l)	The distribution of Alliqua’s assets is treated as a dividend for purposes of the Planned Spin-Off Transaction. The distribution represents a return of capital.

(m)

Upon consummation of the Merger and taking into effect the 1 for 6 reverse stock split there were 5,808,027 shares of common stock outstanding with a par value of $0.001 per share. The Adynxx capital account was adjusted to reflect this share structure post-merger.

The accompanying unaudited pro forma condensed combined statement of operations has been prepared as if the acquisition was completed on January 1, 2018 in each of the periods presented.

The calculation of the net loss per share in the unaudited pro forma condensed combined statement of operations assume the issuance of common shares to Alliqua stockholders in the Merger had occurred on January 1, 2018.

The unaudited pro forma condensed combined statements of operations reflect the following pro forma adjustments:

(n)

To reflect the impacts of the Spin-off transaction whereby Alliqua is expected to spin-off its existing contract manufacturing operations prior to the Merger. After this Spin-off transaction, Alliqua will no longer have any operating assets and liabilities and no operating activities.

(o)

To eliminate the changes in fair value of warrant liability. In connection with the Merger, the outstanding warrants held by Adynxx shareholders were exchanged for warrants that are exercisable into shares of common stock and qualify for equity classification. As such, mark-to-market adjustments are no longer applicable.

(p)	To eliminate the impact of acquisition costs incurred by Alliqua prior and up-to the consummation of the Merger.

(q)	To eliminate interest expense and changes in the fair value of the derivative liability as a result of the conversion of the associated Notes as described more fully in item (g) above.

(r)

To compute the impacts of the Merger on the weighted average shares outstanding, computed as the sum of (1) the weighted average shares held by Adynxx shareholders prior to the Merger, adjusted for an estimated exchange ratio on January 1, 2018 of 0.0364 and (2) the weighted average shares outstanding held by Alliqua shareholders derived from the Alliqua Form 10-K for the years ended December 31, 2018 and the Alliqua Form 10-Q for the three months ended March 31, 2019, each adjusted for the 1 for 6 reverse stock split effected at the time of the Merger. The estimated exchange ratio will vary from the actual exchange ratio established on the closing date of the Merger due to difference in shares outstanding at January 1, 2018 and May 3, 2019.

(s)

Because the pro forma combined statement of operations yields a net loss, pro forma weighted average shares outstanding, adjusted for the reverse stock split, excludes the impacts of 101,000 warrants outstanding, 3,266,269 options outstanding and 3,333 non-vested restricted stock at December 31, 2018 and 101,000 warrants outstanding, 3,261,685 options outstanding and 3,333 non-vested restricted stock at March 31, 2019, as the effects of such dilutive securities are anti-dilutive.